UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2011 (September 29, 2011)

Date of Report (Date of earliest event reported)

Novo Energies Corporation

(Exact name of registrant as specified in its charter)

Florida	000-53723	65-1102237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes Suite 64, Montréal Qc H2Y 2X8 Canada
(Address of principal executive offices)

(514) 840-3697
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 17, 2011, Novo Energies Corporation (the “Company”) entered into a memorandum of understanding (the “MOU”) with Immunovative Clinical Research, Inc. (“ICRI”), a Nevada Corporation and wholly-owned subsidiary of Immunovative Therapies, Ltd., an Israeli Corporation (“Immunovative”), pursuant to which the Company and ICRI shall pursue a merger resulting in the Company owning ICRI.  The parties have agreed to complete a definitive agreement and plan of merger contemporaneous with closing the transaction contemplated by the MOU.  The MOU shall remain in full force and effect until the earlier of (1) a consummation of the merger; or (2) October 14, 2011, unless otherwise extended by the parties.

In connection with the MOU, the Company issued a press release on May 19, 2011 entitled “Novo Energies Corp. Enters into a Memorandum of Understanding to Acquire Biotech Firm Immunovative Clinical Research Inc.”.  A copy of the press release was furnished as an exhibit to a current report on Form 8-K on May 23, 2011.  The press release discussed the successful completion by ICRI of a Phase I/II clinical trial for its drug AlloStim™.

On September 29, 2011, Immunovative provided the Company with a copy of a letter, dated September 26, 2011, that ICRI received from the U.S. Department of Health & Human Services, Food & Drug Administration (the “FDA”).  In that letter, the FDA proposes terminating the Investigational New Drug Application (“IND”) related to AlloStim™ due to alleged significant deficiencies in the IND and/or in the conduct of the investigations under the IND.  ICRI may within thirty days of the receipt of the letter from the FDA provide a written explanation or correction or may request a conference with the FDA to provide the requested explanation or correction.  In response to such an explanation or correction, the FDA may decide to reverse its decision to terminate the IND application.  As a result of the statements in the May 19, 2011 press release regarding the AlloStim™ clinical trials and the letter from the FDA, the Company hereby retracts its press release of May 19, 2011.  Despite recalling the press release, the MOU described therein and in our current report on Form 8-K filed on May 23, 2011 is still in effect.  The Company and Immunovative are discussing how, and if, to proceed with the MOU and are considering proceeding with an exclusive license arrangement of all current and future intellectual property (granted or pending) in the United States and internationally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 NOVO ENERGIES CORPORATION

By: /s/ Antonio Treminio
Antonio Treminio
Chief Executive Officer
September 30, 2011